                                                                         DRAFT
______________________________________________________________________________
______________________________________________________________________________


                         TENET HEALTHCARE CORPORATION


                           ________________________

                                  $_________

                ____% EXCHANGEABLE SUBORDINATED NOTES due 2007
                       _______________________________



                            ______________________

                                   INDENTURE

                         Dated as of __________, 1995
                            ______________________



                         ____________________________

                             THE BANK OF NEW YORK
                         ____________________________


                                  as Trustee

______________________________________________________________________________
______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

      Section 1.01.  Definitions............................................  1
      Section 1.02.  Other Definitions......................................  7
      Section 1.03.  Incorporation by Reference of TIA......................  8
      Section 1.04.  Rules of Construction..................................  8

                                   ARTICLE 2
                 THE SECURITIES; OFFER TO PURCHASE PROCEDURES

      Section 2.01.  Form and Dating........................................  9
      Section 2.02.  Execution and Authentication...........................  9
      Section 2.03.  Registrar and Paying Agent............................. 10
      Section 2.04.  Paying Agent to Hold Money in Trust.................... 10
      Section 2.05.  Holder Lists........................................... 11
      Section 2.06.  Transfer and Exchange.................................. 11
      Section 2.07.  Replacement Securities................................. 12
      Section 2.08.  Outstanding Securities................................. 12
      Section 2.09.  Treasury Securities.................................... 13
      Section 2.10.  Temporary Securities................................... 13
      Section 2.11.  Cancellation........................................... 13
      Section 2.12.  Defaulted Interest..................................... 13
      Section 2.13.  Record Date............................................ 14
      Section 2.14.  CUSIP Number........................................... 14

                                   ARTICLE 3
                                   COVENANTS

      Section 3.01.  Payment of Securities.................................. 14
      Section 3.02.  Maintenance of Office or Agency........................ 15
      Section 3.03.  Commission Reports..................................... 16
      Section 3.04.  Compliance Certificate................................. 17
      Section 3.05.  Taxes.................................................. 18
      Section 3.06.  Stay, Extension and Usury Laws......................... 18
      Section 3.07.  Change of Control...................................... 18
      Section 3.08.  Corporate Existence.................................... 21

                                   ARTICLE 4
                                  SUCCESSORS

      Section 4.01.  Limitations On Mergers, Consolidations or
                     Sales of Assets........................................ 21

                                                                           Page

      Section 4.02.  Successor Corporation Substituted...................... 22

                                   ARTICLE 5
                             DEFAULTS AND REMEDIES

      Section 5.01.  Events of Default...................................... 23
      Section 5.02.  Acceleration........................................... 25
      Section 5.03.  Other Remedies......................................... 26
      Section 5.04.  Waiver of Past Defaults................................ 27
      Section 5.05.  Control by Majority.................................... 27
      Section 5.06.  Limitation on Suits.................................... 27
      Section 5.07.  Rights of Holders to Receive Payment................... 28
      Section 5.08.  Collection Suit by Trustee............................. 28
      Section 5.09.  Trustee May File Proofs of Claim....................... 28
      Section 5.10.  Priorities............................................. 29
      Section 5.11.  Undertaking for Costs.................................. 29

                                   ARTICLE 6
                                    TRUSTEE

      Section 6.01.  Duties of Trustee...................................... 30
      Section 6.02.  Rights of Trustee...................................... 31
      Section 6.03.  Individual Rights of Trustee........................... 32
      Section 6.04.  Trustee's Disclaimer................................... 32
      Section 6.05.  Notice of Defaults..................................... 33
      Section 6.06.  Reports by Trustee to Holders.......................... 33
      Section 6.07.  Compensation and Indemnity............................. 33
      Section 6.08.  Replacement of Trustee................................. 34
      Section 6.09.  Successor Trustee or Agent by Merger, etc.............. 35
      Section 6.10.  Eligibility; Disqualification.......................... 35
      Section 6.11.  Preferential Collection of Claims Against Company...... 36

                                   ARTICLE 7
                            DISCHARGE OF INDENTURE

      Section 7.01.  Defeasance and Discharge of this Indenture and the
                     Securities............................................. 36
      Section 7.02.  Legal Defeasance and Discharge......................... 36
      Section 7.03.  Covenant Defeasance.................................... 37
      Section 7.04.  Conditions to Legal or Covenant Defeasance............. 37
      Section 7.05.  Deposited Money and Government Securities to be Held in
                     Trust; Other Miscellaneous Provisions.................. 39
      Section 7.06.  Repayment to Company................................... 40
      Section 7.07.  Reinstatement.......................................... 41

                                  ARTICLE 8
                       AMENDMENT, SUPPLEMENT AND WAIVER

                                                                           Page

      Section 8.01.  Without Consent of Holders............................. 41
      Section 8.02.  With Consent of Holders................................ 42
      Section 8.03.  Compliance with TIA.................................... 43
      Section 8.04.  Revocation and Effect of Consents...................... 43
      Section 8.05.  Notation on or Exchange of Securities.................. 44
      Section 8.06.  Trustee to Sign Amendments, etc........................ 44

                                   ARTICLE 9
                                 MISCELLANEOUS

      Section 9.01.  TIA Controls........................................... 45
      Section 9.02.  Notices................................................ 45
      Section 9.03.  Communication by Holders with Other Holders............ 46
      Section 9.04.  Certificate and Opinion as to Conditions Precedent..... 46
      Section 9.05.  Statements Required in Certificate or Opinion.......... 47
      Section 9.06.  Rules by Trustee and Agents............................ 47
      Section 9.07.  Legal Holidays......................................... 47
      Section 9.08.  No Personal Liability of Directors, Officers,
                     Employees and Shareholders............................. 48
      Section 9.09.  Duplicate Originals.................................... 48
      Section 9.10.  Governing Law.......................................... 48
      Section 9.11.  No Adverse Interpretation of Other Agreements.......... 48
      Section 9.12.  Successors............................................. 48
      Section 9.13.  Severability........................................... 48
      Section 9.14.  Counterpart Originals.................................. 49
      Section 9.15.  Table of Contents, Headings, etc....................... 49

                                  ARTICLE 10
                           REDEMPTION OF SECURITIES

      Section 10.01. Notices to Trustee..................................... 49
      Section 10.02. Selection of Securities to Be Redeemed................. 49
      Section 10.03. Notice of Redemption................................... 50
      Section 10.04. Effect of Notice of Redemption......................... 51
      Section 10.05. Deposit of Redemption Price............................ 51
      Section 10.06. Securities Redeemed in Part............................ 52
      Section 10.07. Optional  Redemption................................... 52
      Section 10.08. Mandatory Redemption................................... 52

                                  ARTICLE 11
                            EXCHANGE OF SECURITIES

      Section 11.01. Right of Exchange...................................... 53
      Section 11.02. Method of Exchange..................................... 53
      Section 11.03. Fractional Interests................................... 55

      Section 11.04. Adjustment of Exchange Rate............................ 56
      Section 11.05. Escrow Agreement....................................... 57
      Section 11.06. Notice of Certain Events............................... 62
      Section 11.07. Transfer Taxes......................................... 63
      Section 11.08. Shares Free and Clear.................................. 64
      Section 11.09. Cancellation of Securities............................. 64
      Section 11.10. Consolidation, etc., of Vencor......................... 64
      Section 11.11. Certain Tender or Exchange Offers for Vencor
                     Common Stock........................................... 65
      Section 11.12. Obligations of Trustee and Escrow Agent................ 66
      Section 11.13. Tax Adjustments........................................ 66
      Section 11.14. Cash Equivalent........................................ 69
      Section 11.15. Computation of Taxes Payable........................... 69
      Section 11.16. Tax Assumptions for Permitted Transferees.............. 70
      Section 11.17. Registration of Vencor Common Shares................... 70

                                  ARTICLE 12
                                 SUBORDINATION

      Section 12.01. Agreement to Subordinate............................... 70
      Section 12.02. Certain Definitions.................................... 71
      Section 12.03. Liquidation; Dissolution; Bankruptcy................... 71
      Section 12.04. Default on Designated Senior and Senior
                     Subordinated Debt...................................... 72
      Section 12.05. Acceleration of Securities............................. 73
      Section 12.06. When Distribution Must Be Paid Over.................... 73
      Section 12.07. Notice by Company...................................... 73
      Section 12.08. Subrogation............................................ 74
      Section 12.09. Relative Rights........................................ 74
      Section 12.10. Subordination May Not Be Impaired by Company........... 74
      Section 12.11. Distribution or Notice to Representative............... 75
      Section 12.12. Rights of Trustee and Paying Agent..................... 75
      Section 12.13. Authorization to Effect Subordination.................. 75
      Section 12.14. Amendments............................................. 76

                                   EXHIBITS

      Exhibit A     FORM OF SECURITY

                     CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT SECTION                                   INDENTURE SECTION
---------------                                 -----------------
310 (a)(1)............................................       6.10
   (a)(2).............................................       6.10
   (a)(3).............................................       N.A.
   (a)(4).............................................       N.A.
   (a)(5).............................................       6.10
   (b) ............................................... 6.08; 6.10
   (c) ...............................................       N.A.
311 (a) ..............................................       6.11
   (b) ...............................................       6.11
   (c) ...............................................       N.A.
312 (a)...............................................       2.05
   (b)................................................       9.03
   (c) ...............................................       9.03
313 (a) ..............................................       6.06
   (b)(1) ............................................       N.A.
   (b)(2) ............................................       6.06
   (c) ...............................................  6.06; 9.02
   (d)................................................       6.06
314 (a) .............................................. 3.03; 9.02
   (b) ...............................................       N.A.
   (c)(1).............................................       9.04
   (c)(2).............................................       9.04
   (c)(3).............................................       N.A.
   (d)................................................       N.A.
   (e)  ..............................................       9.05
   (f)................................................       N.A.
315 (a)...............................................6.01(iii)(b)
   (b)................................................ 6.05; 9.02
   (c)  ..............................................    6.01(i)
   (d)................................................  6.01(iii)
   (e)................................................       5.11
316 (a)(last sentence) ...............................       2.09
   (a)(1)(a)..........................................       5.05
   (a)(1)(b) .........................................       5.04
   (a)(2).............................................       N.A.
   (b) ...............................................       5.07
   (c) ...............................................  2.13; 8.04
317 (a)(1) ...........................................       5.08
   (a)(2).............................................       5.09
   (b) ...............................................       2.04
318 (a)...............................................       9.01
   (b)................................................       N.A.
   (c)................................................       9.01

N.A. means not applicable.
____________________________
*THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

INDENTURE dated as of __________, 1995 between Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), and The Bank of New York, as trustee
(the "TRUSTEE").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the ____% Exchangeable Subordinated Notes due 2007 (the "SECURITIES"):


                             ARTICLE 1
                   DEFINITIONS AND INCORPORATION
                           BY REFERENCE

SECTION 1.01.    DEFINITIONS.


         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company, (ii) the acquisition by any Person or group, as defined above, of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger, consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" means Tenet Healthcare Corporation, as obligor under the Securities, unless and until a successor replaces Tenet Healthcare Corporation, in accordance with Article 4 hereof and thereafter includes such successor.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date PLUS (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), LESS all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing

Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 9.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "CREDIT FACILITY" means that certain Credit Agreement, dated as of February 28, 1995, by and among the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, providing for $1.8 billion in aggregate principal amount of senior term debt and up to $500.0 million in aggregate principal amount of senior revolving debt, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended as of August 31, 1995, and as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

         "HOLDER" means a Person in whose name a Security is registered.

         "INDEBTEDNESS" means with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

         "MARKET PRICE" means as of any time of determination the average of the sale prices of the Vencor Common Stock (or other securities held by the Escrow Agent) for the five Business Day period (appropriately adjusted to take into account the occurrence during such period of certain events that would result in an adjustment of the Exchange Rate with respect to the Vencor Common Shares) commencing on the first Business Day after delivery by the Company or the Escrow Agent of notice to the Holders that the Company has elected to pay cash in lieu of delivering Vencor Common Shares (or other property deliverable upon such exchange) in exchange for any Securities.

         "MOODY'S" means Moody's Investors Services, Inc. and its successors.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICERS" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary and any Vice President of the Company or any Subsidiary, as the case may be.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "RATING AGENCIES" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, shall be substituted for S&P or Moody's or both, as the case may be.

         "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

         "RATING DATE" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

         "RATING DECLINE" means the occurrence on or within 90 days after the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Securities by both Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

         "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SECURITIES" means the securities described above, issued under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "S&P" means Standard & Poor's Corporation and its successors.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 8.03 hereof.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "VENCOR" means Vencor, Inc., a Delaware corporation.

         "VENCOR COMMON SHARES" means the 8,301,067 shares of Vencor Common Stock to be deposited pursuant to the Escrow Agreement.

         "VENCOR COMMON STOCK" means Shares of common stock, $.25 par value, of Vencor, Inc.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.    OTHER DEFINITIONS.

                                             DEFINED IN
        TERM                                   SECTION

         "Bankruptcy Law"......................     5.01
         "Change of Control Offer".............     3.07
         "Change of Control Payment"...........     3.07
         "Change of Control Payment Date"......     3.07
         "Commencement Date"...................     2.15
         "Covenant Defeasance".................     7.03
         "Custodian"...........................     5.01
         "Event of Default"....................     5.01
         "Legal Defeasance"....................     7.02
         "Legal Holiday".......................     9.07
         "Notice of Default"...................     5.01
         "Offer Amount"........................     2.15
         "Offer Period"........................     2.15
         "Paying Agent"........................     2.03
         "Registrar"...........................     2.03

SECTION 1.03.    INCORPORATION BY REFERENCE OF TIA.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Securities;

            "INDENTURE SECURITY HOLDER" means a Holder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee;

            "OBLIGOR" on the Securities means the Company and any successor obligor upon the Securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5)   provisions apply to successive events and transactions.

                             ARTICLE 2
           THE SECURITIES; OFFER TO PURCHASE PROCEDURES

SECTION 2.01.    FORM AND DATING.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

            An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

            The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

            The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange and where Securities may be surrendered for exchange in accordance with the provisions of
Article 11 for Vencor Common Shares (and cash, other securities and other property under certain circumstances) (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

            On or prior to the due date of principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.    HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Securities held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    TRANSFER AND EXCHANGE.

            When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

            Neither the Company nor the Registrar shall be required to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

            No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10 or 8.05 hereof, which shall be paid by the Company).

            Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such

Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.    REPLACEMENT SECURITIES.

            If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

SECTION 2.08.    OUTSTANDING SECURITIES.

            The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

            If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the principal amount of any Security is considered paid under
Section 3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.    TREASURY SECURITIES.

            In determining whether the Holders of the required principal amount of Securities then outstanding have concurred in any demand, direction, waiver or consent, Securities owned by the Company or any

Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, waiver or consent, only Securities that a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Securities that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.    TEMPORARY SECURITIES.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.    CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the related payment date, in each case at the rate provided in the Securities and in
Section 3.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least

15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.    RECORD DATE.

            The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or Trustee is not the permitted under this Indenture shall be determined as 316(c).

SECTION 2.14.    CUSIP NUMBER.

            The Company in issuing the Securities may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.



                             ARTICLE 3
                             COVENANTS

SECTION 3.01.    PAYMENT OF SECURITIES.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest to be paid on the Securities.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Securities to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.02.    MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where Securities may be surrendered for exchange in accordance with the provisions of Article 11 for Vencor Common Shares (and cash, other securities and other property under certain circumstances) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 3.03.    COMMISSION REPORTS.

            (i) So long as any of the Securities remain outstanding, the Company shall provide to the Trustee within 15 days after the filing thereof with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. All obligors on the Securities shall comply with the provisions of TIA Section 314(a). Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with the Commission and provide to the Trustee (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and a report thereon by the Company's certified public accountants; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); PROVIDED, HOWEVER, that the Company shall not be in default of the provisions of this
Section 3.03(i) for any failure to file reports with the Commission solely by the refusal of the Commission to accept the same for filing. Each of the financial statements contained in such reports shall be prepared in accordance with GAAP.

            (ii) The Trustee, at the Company's expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 3.03(i) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

            (iii) Whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

            (iv) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 3.03.

            (v) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 3.04.    COMPLIANCE CERTIFICATE.

            (i) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto), all without regard to periods of grace or notice requirements, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

            (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 3.03 above shall be accompanied by a written statement of the Company's certified independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Subsidiary of the Company has violated any provisions of Article 3 or of Article 4 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (iii) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (a) any Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument referred to in Section 5.01(v) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.05.    TAXES.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or
(ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 3.06.    STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.07.    CHANGE OF CONTROL.

            Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT") on a date that is not more than 90 days after the occurrence of such Change of Control Triggering Event (the "CHANGE OF CONTROL PAYMENT DATE").

            Within 30 days following any Change of Control Triggering Event, the Company shall mail, or at the Company's request the Trustee shall mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 3.07 and that all Securities tendered will be accepted for payment;

            (2) the Change of Control Payment and the Change of Control Payment Date, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3) that any Security not tendered will continue to accrue interest in accordance with the terms of this Indenture;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control.

SECTION 3.08.    CORPORATE EXISTENCE.

            Subject to Section 3.07 and Article 4 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.


                             ARTICLE 4
                            SUCCESSORS

SECTION 4.01.    LIMITATIONS ON MERGERS, CONSOLIDATIONS OR SALES OF ASSETS.

            The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

            (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

            (iii) immediately after such transaction no Default or Event of
                  Default exists; and

            (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

            The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through (iv) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 4.02.    SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.


                             ARTICLE 5
                       DEFAULTS AND REMEDIES

SECTION 5.01.    EVENTS OF DEFAULT.

            Each of the following constitutes an "EVENT OF DEFAULT":

                  (i) default for 30 days in the payment when due of interest on the Securities;

                  (ii) default in payment when due of the principal of or premium, if any, on the Securities at maturity or otherwise;

                  (iii) failure by the Company to comply with the provisions of
                        Section 3.07;

                  (iv) failure by the Company to comply with any other covenant or agreement in the Indenture or the Securities for the period and after the notice specified below;

                  (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee exists on the date hereof or is created after the date hereof, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more;

                  (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry;

                  (vii) the Company or any Significant Subsidiary thereof
                        pursuant to or within the meaning of any Bankruptcy Law:

                     (a)      commences a voluntary case,

                     (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                     (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (d) makes a general assignment for the benefit of its creditors, or

                     (e) admits in writing its inability generally to pay its debts as the same become due;

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (a) is for relief against the Company or any Significant Subsidiary thereof in an involuntary case in which it is the debtor,

                     (b) appoints a Custodian of the Company or any Significant Subsidiary thereof or for all or substantially all of the property of the Company or any Significant Subsidiary thereof, or

                     (c) orders the liquidation of the Company or any Significant Subsidiary thereof,

                         and the order or decree remains unstayed and in effect for 60 days; and

                  (ix) failure by the Company to make any exchange of Vencor Common Shares (or such other securities or property or cash as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in Article 11 hereof) for any Security at the Exchange Rate and upon the terms set forth in
                         Article 11 hereof.

            The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE of Default."

SECTION 5.02.    ACCELERATION.

            If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 5.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of Section 5.01 hereof occurs with respect to the Company or any Significant Subsidiary thereof such an amount shall IPSO FACTO become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

            If an Event of Default occurs under this Indenture prior to the maturity of the Securities by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to the date of maturity, then a premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence) shall become and be immediately due and payable to the extent permitted by law upon the acceleration of such Securities if such Event of Default occurs during the twelve-month period beginning on __________ of the years set forth below:

                  YEAR                           PERCENTAGE

                  1995.............................. _______ %
                  1996.............................. _______ %
                  1997.............................. _______ %
                  1998.............................. _______ %
                  1999.............................. _______ %
                  2000.............................. _______ %
                  2001.............................. _______ %
                  2002.............................. _______ %
                  2003.............................. _______ %
                  2004.............................. _______ %
                  2005.............................. _______ %
                  2006.............................. _______ %


                 Any determination regarding the primary purpose of any such action or inaction, as the case may be, shall be made by and set forth in a resolution of the Board of Directors (including the concurrence of a majority of the independent directors of the Company then serving) delivered to the Trustee after consideration of the business reasons for such action or inaction, other than the avoidance of payment of such premium or prohibition on redemption. In the absence of fraud, each such determination shall be final and binding upon the Holders of Securities. Subject to Section 6.01 hereof, the Trustee shall be entitled to rely on the determination set forth in any such resolutions delivered to the Trustee.

SECTION 5.03.    OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04.    WAIVER OF PAST DEFAULTS.

            The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security or in respect of the exchange of Securities pursuant to Article 11 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05.    CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 5.06.    LIMITATION ON SUITS.

            A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer and, if requested, provide to the
                  Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.08.    COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 5.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10.    PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

SECTION 5.11.    UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                             ARTICLE 6
                              TRUSTEE

SECTION 6.01.    DUTIES OF TRUSTEE.

            (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (ii) Except during the continuance of an Event of Default known to the Trustee:

            (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

            (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (iii) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a)   this paragraph does not limit the effect of paragraph
                        (ii) of this Section;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                        Section 5.05 hereof.

            (iv) Whether or not therein expressly so provided every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), and (iii) of this Section.

            (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

            (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (vii) The Trustee shall not be deemed to have knowledge of any matter unless such matter is actually known to a Responsible Officer.

SECTION 6.02.    RIGHTS OF TRUSTEE.

            (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

            (v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 6.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11 hereof.

SECTION 6.04.    TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Company's use of the proceeds from the

Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee, nor shall it be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05.    NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 6.06.    REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each December 31 beginning with the December 31 following the date hereof, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 6.07.    COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance of its duties and the administration of the trusts under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

            The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.    REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 6.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a Custodian or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 6.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 6.09.    SUCCESSOR TRUSTEE OR AGENT BY MERGER, ETC.

            If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

SECTION 6.10.    ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the within the twelve months preceding the requirements of TIA Section 310(a)(1), 310(b).

SECTION 6.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA Section 311(a), excluding any creditor
(2) and (5). The Trustee is subject to TIA Section relationship listed in TIA shall be subject to TIA Section 311(a) to the extent indicated therein.


                             ARTICLE 7
                      DISCHARGE OF INDENTURE

SECTION 7.01.    DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE
                 SECURITIES.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 7.

SECTION 7.02.    LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 7.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 7.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 3.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07 hereof, and the Company's obligations in connection therewith and (iv) this Article 7. Subject to compliance with this
Article 7, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof with respect to the Securities.

SECTION 7.03.    COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Company shall be released from its obligations under the covenants contained in Section 3.07 and Article 4 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 5.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, Sections 5.01(iv) through 5.01(vi) hereof shall not constitute Events of Default.

SECTION 7.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to application of either
Section 7.02 or Section 7.03 hereof to the outstanding Securities:

            (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this
      Article 7 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such outstanding Securities on the stated maturity date of such principal or installment of principal, premium, if any, or interest.

            (ii) In the case of an election under Section 7.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

            (iii) In the case of an election under Section 7.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

            (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as

      Section 5.01(vii) or 5.01(viii) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (v) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

            (vi) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

            (vii) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 7.02 or 7.03 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

            (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 7.02 hereof or the Covenant Defeasance under
      Section 7.03 hereof (as the case may be) have been complied with as contemplated by this Section 7.04.

SECTION 7.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 7.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such

Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Article 7 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 7.06.    REPAYMENT TO COMPANY.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 7.07.    REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or
7.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.


                            ARTICLE 8
                 AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.    WITHOUT CONSENT OF HOLDERS.

            The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

            (i)         to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (iii) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of assets pursuant to
                        Article 4 hereof;

            (iv) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

            (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this

Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02.    WITH CONSENT OF HOLDERS.

            Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

         (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

        (ii) reduce the principal of or change the fixed maturity of any Security;

       (iii) reduce the rate of or change the time for payment of interest on any Security;

        (iv)      make any change regarding the exchange rights set forth in
                  Article 11 other than to increase the Exchange Rate;

         (v) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration);

        (vi) make any Security payable in money other than that stated in the Securities;

       (vii)      make any change in Section 5.04 or 5.07 hereof; or

      (viii)      make any change in this sentence of this Section 8.02.

SECTION 8.03.    COMPLIANCE WITH TIA.

            Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.04.    REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at
(i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 8.05.    NOTATION ON OR EXCHANGE OF SECURITIES.

            The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

            Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

SECTION 8.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 6.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                  ARTICLE 9
                                MISCELLANEOUS

SECTION 9.01.    TIA CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 9.02.    NOTICES.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to the Company:

            Tenet Healthcare Corporation
            2700 Colorado Avenue
            Santa Monica, California  90404
            Telecopier No.:  (310) 998-6700
            Attention:  Treasurer

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            300 South Grand Avenue, Suite 3400
            Los Angeles, California  90071
            Telecopier No.:  (213) 687-5600
            Attention:  Brian J. McCarthy

            If to the Trustee:

            The Bank of New York
            101 Barclay Street, 21 West
            New York, New York  10286
            Telecopier No.: (212) 815-5915
            Attention:  Corporate Trust Trustee Administration


            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Unless otherwise set forth above, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or
Section 311(b). A Trustee who has resigned or been removed communication shall to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 9.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 9.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 9.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 9.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 9.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 9.06.    RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 9.07.    LEGAL HOLIDAYS.

            A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 9.08. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

            No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 9.09.    DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 9.10.    GOVERNING LAW.

            The internal law of the State of New York, shall govern and be used to construe this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

SECTION 9.11.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 9.12.    SUCCESSORS.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 9.13.    SEVERABILITY.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 9.14.    COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9.15.    TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                  ARTICLE 10
                          REDEMPTION OF SECURITIES

SECTION 10.01.   NOTICES TO TRUSTEE.

            If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 10.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

SECTION 10.02.   SELECTION OF SECURITIES TO BE REDEEMED.

            If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are then listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method the Trustee shall deem fair and appropriate; provided, that Securities with a principal amount of $1,000 shall not be redeemed in part.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000 shall be redeemed.

SECTION 10.03.   NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail a notice of redemption to each Holder of Securities to be redeemed at its registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3) if any Security is being redeemed in part, the porion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

            (4)   the name and address of the Paying Agent;

            (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 10.04.   EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 10.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date.

SECTION 10.05.   DEPOSIT OF REDEMPTION PRICE.

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent of the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), and accrued interest on, all Securities to be redeemed.

            On and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01 hereof.


SECTION 10.06.   SECURITIES REDEEMED IN PART.

            Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


SECTION 10.07.   OPTIONAL REDEMPTION.

            On or after _________________, 1997, the Company may redeem all or any portion of the Securities at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a Record Date to receive interest due on an interest payment date that is on or prior to such

Redemption Date); provided, however that the Securities are redeemable prior to ________________, 1998 only if, for a period of twenty consecutive trading days, the last reported sale price for Vencor Common Shares shall have exceeded 150% of the Exchange Price then in effect.

            The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12-month period beginning __________________ of the following years:


        YEAR                      PERCENTAGE
        ----                      ----------

        1997....................... _____%
        1998....................... _____%
        1999....................... _____%
        2000....................... _____%
        2001....................... _____%
        2002 and thereafter........ _____%

SECTION 10.08.   MANDATORY REDEMPTION.

            Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstance pursuant to Section 3.07 hereof, the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

                            ARTICLE 11
                      EXCHANGE OF SECURITIES

SECTION 11.01.   RIGHT OF EXCHANGE.

            Subject to and upon compliance with the provisions of this Article 11, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may, at any time or from time on or after September 28, 1997 and before the close of business on _______, 2007 (or if not a Business Day the next preceding Business
Day), or, in case such Security or portion thereof shall have been called for redemption prior to such date, then in respect of such Security or portion thereof until and including, but (unless the Company shall default in payment due upon the redemption thereof) not after, the close of business on the Business Day next preceding the Redemption Date or, in case such Security or portion thereof shall have been called for redemption in accordance with Section 11.11, then in respect of such Security or portion thereof until and including, but (unless the Company shall default in payment due upon the redemption thereof) not after, the close of business on the Business Day next preceding the fifteenth day after the date the notice of redemption is mailed, be exchanged for fully paid and non-assessable Vencor Common Shares (or such other securities or property or cash as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article
11) at the Exchange Rate hereinafter provided.

            The rate at which Vencor Common Shares shall be delivered upon exchange (herein called the "Exchange Rate") shall be initially _______ Vencor Common Shares for each $1,000 principal amount of Securities exchanged. The Exchange Rate shall be subject to adjustment as provided in Sections 11.04,
11.05 and 11.10.

SECTION 11.02.   METHOD OF EXCHANGE.

            In order to exercise the right of exchange, the Holder of any Security to be exchanged shall surrender such Security to the Escrow Agent at the office or agency maintained for that purpose pursuant to Section 2.03, accompanied by written notice to the Company and the Escrow Agent that the Holder elects to exchange such Security or, if less than the entire principal amount of a Security is to be exchanged, the portion thereof to be exchanged. Such notice shall also state the name or names (with address) in which the certificate or certificates for Vencor Common Shares (or such other securities, property or cash as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article
11) which shall be issuable on such exchange shall be issued.

Securities surrendered for exchange shall be accompanied (if so required by the Company or Escrow Agent) by proper assignments thereof to the Company or in blank for transfer.

            If the Company does not elect to deliver cash in lieu of Vencor Common Shares pursuant to Section 11.13 hereof, as promptly as practicable after the receipt of such notice and the proper surrender of such Security as aforesaid (subject, however, to the following paragraph of this Section 11.02 and to Section 11.13), the Company shall deliver or cause the Escrow Agent to deliver at said office or agency to such Holder, or on his written order, a certificate or certificates for the number of full Vencor Common Shares (or such other securities or property as such Vencor Common Shares shall have been changed into as provided in this Article 11) deliverable upon the exchange of any such Security (or specified portion thereof), the property and securities (other than cash), if any, apportioned thereto, a check for any cash apportioned thereto and provision shall be made for any fractional interests in Vencor Common Shares or other securities or property as provided in Section 11.03.
Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and the Escrow Agent and such Security shall have been properly surrendered as aforesaid, and at such time the rights of the Holder of such Security as a Holder shall cease and the person or persons in whose name or names any certificate or certificates for Vencor Common Shares (or such other securities or property as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article
11) shall be deliverable upon such exchange shall, as between such person or persons and the Company and any Permitted Transferee (as defined below), be deemed to have become the holder or holders of record of the shares or securities represented thereby.

            Delivery of such certificate or certificates, of property and securities, if any, apportioned thereto and of any check for any cash apportioned thereto and for cash in lieu of fractional interests as aforesaid may be delayed for a reasonable period of time at the request of the Company (which shall be made by an Officer's Certificate) in order to effectuate the calculation of the adjustments of the Vencor Common Shares (or such other securities or property as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article
11) and cash apportioned thereto pursuant to this Article 11, to obtain any certificate representing securities to be delivered or to complete any reapportionment of the Vencor Common Shares, cash and other property apportioned thereto which is required by this Article 11. If, between any date an exchange under this Section is deemed effected and delivery of the applicable security or securities, such security or securities shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 11.04, 11.05, or 11.10 applies shall occur, the person entitled to receive such security or securities shall be entitled only to receive such security or securities as so modified and any proceeds received thereon on or after the date and time on which such an exchange is deemed effected, and the Company, any Permitted Transferee (as defined below), the Trustee and the Escrow Agent shall not otherwise be liable with respect to the modification, from the date such an exchange is deemed effected to the date of such delivery, of such security or securities.

            Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made upon any exchange on account of any interest accrued on the Securities surrendered for exchange or on account of any dividends on the Vencor Common Shares delivered upon such exchange; provided that interest accrued on any Securities surrendered for exchange on or after any record date and before the interest payment date relating thereto shall be paid to the holder of record as of such record date.

            In the case of any Security which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company except for transfer taxes in the case that the new Security is to be registered in a name different than that in which the old Security was issued, a new Security or Securities of authorized denominations in principal amount equal to the unexchanged portion of such Security.

SECTION 11.03.   FRACTIONAL INTERESTS.

            No fractional Vencor Common Shares or fractional interest in other securities or property shall be delivered upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares or whole interests in other securities or property which shall be delivered upon exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional Vencor Common Share (or other fractional interest) which would otherwise be deliverable upon exchange of any Security or Securities (or specified portions thereof), the Escrow Agent on behalf of the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of the Vencor Common Stock (or the same fraction of the Market Price of a whole interest in the other securities or property) on the Business Day next preceding the date of exchange. The Escrow Agent shall obtain the funds for payment of such fractional interests by, at the direction of the Company, (i) the sale of Vencor Common Shares held by it, to the extent that after such sale the number of Vencor Common Shares remaining on deposit with the Escrow Agent shall be sufficient to allow the exchange of all outstanding Securities for Vencor Common Shares on the basis of the then applicable Exchange Rate, (ii) the sale of whole interests in the other securities or property held by it, to the extent that after such sale the number of whole interests in the other securities or property remaining on deposit with the Escrow Agent shall be sufficient to allow the exchange of all outstanding Securities on the basis of the then applicable Exchange Rate or (iii) sufficient cash contributions from the Company. The Company agrees to furnish any additional moneys required to permit such payment.

SECTION 11.04.   ADJUSTMENT OF EXCHANGE RATE.

            The Exchange Rate shall be subject to adjustment as follows:

            (a) In the event Vencor shall, (i) pay a dividend on the Vencor Common Stock in Vencor Common Stock, (ii) subdivide outstanding shares of Vencor Common Stock into a greater number of shares of Vencor Common Stock, (iii) combine outstanding shares of Vencor Common Stock into a smaller number of shares of Vencor Common Stock, or (iv) issue, by reclassification of Vencor Common Stock, any shares of its common stock (which in any such case shall apply to the Vencor Common Shares held by the Escrow Agent under the Escrow Agreement), the Exchange Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Securities thereafter surrendered for exchange shall be entitled (subject to Section 11.13 hereof) to receive the number and kind of shares of Vencor Common Stock (in addition to any cash or other property apportioned thereto) which he would have owned or have been entitled to receive after the happening of any of the events described above had such Securities been exchanged immediately prior to the record date (or if there is no record date, the effective date) of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective as of immediately after the close of business on the record date in the case of a stock dividend and shall become effective as of immediately after the close of business on the effective date in the case of a subdivision or combination or reclassification. Any Holder surrendering any Securities after such record date or such effective date, as the case may be, shall be entitled to receive Vencor Common Shares at the Exchange Rate as so adjusted pursuant to this Section 11.04(a), in addition to any cash or other property apportioned thereto.

            (b) Notwithstanding the foregoing provisions, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in such Exchange Rate of more than 1%; provided that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (c) All calculations under this Section 11.04 shall be made to the nearest one-ten-thousandth (.0001) of a share.

            (d) Whenever the Exchange Rate is adjusted as herein provided, the Company shall determine the adjusted Exchange Rate in accordance with this
      Section 11.04 and shall prepare a certificate setting forth such adjusted Exchange Rate and any cash and other property apportioned to the Vencor Common Shares and showing in detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the Trustee and the Escrow Agent and a notice stating the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate and any cash and other property apportioned to the Vencor Common Shares shall as soon as practicable be mailed by or on behalf of the Company to the Holders at their last addresses as they shall appear upon the Security register maintained pursuant to Section 2.05.

SECTION 11.05.   ESCROW AGREEMENT.

            (a) Simultaneously with the execution and delivery of this Indenture the Company is entering into the Escrow Agreement with The Bank of New York, as Escrow Agent, pursuant to which it is depositing with the Escrow Agent 8,301,067 Vencor Common Shares. The Escrow Agent shall be the exchange agent for the exchange of Securities for the Vencor Common Shares (or such other securities or property or cash as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article 11) as the Holders of all outstanding Securities shall from time to time be entitled to receive pursuant to this Article 11 upon exchange thereof. The Company may, at any time and from time to time in its sole discretion, sell or transfer all or any part of its right, title and interest in the Vencor Common Shares to any wholly-owned subsidiary of the Company or any partnership all of the general partners and limited partners of which are wholly-owned subsidiaries of the Company (any of the foregoing are hereinafter referred to as a "Permitted Transferee"); provided that: (1) such Vencor Common Shares sold or transferred shall remain subject to the terms and conditions of the Escrow Agreement and the Indenture; (2) any such Permitted Transferee must expressly agree in writing to become bound by the terms and conditions of the Escrow Agreement, as such Escrow Agreement, may be amended from time to time, as though such Permitted Transferee were a party thereto; (3) the Company shall notify the Escrow Agent in writing at the time of any such sale or transfer as to the number of Vencor Common Shares so sold or transferred to such Permitted Transferee; and (4) such sale or transfer shall be in compliance with federal and all applicable state and foreign securities laws. Notwithstanding any such sale or transfer, except as otherwise provided in the Escrow Agreement, the Company shall remain liable to perform all of its duties and obligations hereunder and under the Escrow Agreement.

            (b) The Company and any Permitted Transferee, shall each be entitled (based upon their respective ownership of Vencor Common Shares) to all (i) cash dividends paid on the Vencor Common Shares held by the Escrow Agent other than dividends paid pursuant to a plan of liquidation, partial liquidation, recapitalization, restructuring or other extraordinary cash dividends and (ii) interest payments on any debt securities held for exchange by the Escrow Agent which are issued in exchange for or with respect to Vencor Common Shares held by the Escrow Agent, including pursuant to any merger or consolidation of Vencor or in connection with the sale of all or substantially all of the assets of Vencor. The Escrow Agent shall retain and apply as hereinafter provided all other dividends paid on the securities held by the Escrow Agent under the Escrow Agreement.

            (c) If any distribution of cash, securities, or other property is made on Vencor Common Shares held by the Escrow Agent under the Escrow Agreement (other than (i) cash dividends payable on the Vencor Common Shares to which the Company or any Permitted Transferee is entitled and interest paid on debt securities, as specified in paragraph (b) above,
      (ii) dividends, subdivisions, combinations and reclassifications for which an adjustment in the Exchange Rate is made pursuant to Section 11.04 and
      (iii) securities or other property received in a transaction to which
      Section 11.10 applies) or if transferable subscription rights, options, warrants or other similar rights are granted to the Company, any Permitted Transferee (with respect to any securities or property held by the Escrow Agent) or the Escrow Agent, as the holder thereof, in respect of the Vencor Common Shares or other property held for exchange by the Escrow Agent, the Company will cause to be deposited with the Escrow Agent any such securities, other property, cash and rights that it or any Permitted Transferee receives and the Escrow Agent shall, as soon as reasonably practicable after its receipt of any such securities, other property, cash or rights, notify the Company and any affected Permitted Transferee of such receipt. The Company shall cause the Escrow Agent, to the extent such rights, options, warrants, securities or other property are transferable, to sell all such options, warrants, securities or other property and rights for cash. Any net cash proceeds therefrom shall be apportioned equally among the Vencor Common Shares for which outstanding Securities are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this paragraph
      (c) applies, or if there is no such record date, the effective date of such distribution or grant. Any Holder surrendering any Securities after such record date, or such effective date, as the case may be, and prior to the distribution date shall be entitled to receive, in addition to the Vencor Common Shares for which such Securities are exchangeable (and any cash or property theretofore apportioned to such shares hereunder), the amount of cash so apportioned to such Vencor Common

      Shares. Whenever a transaction occurs to which this paragraph (c) applies, the Company shall determine the Exchange Rate (calculated to the nearest .0001 of a share) and the cash and other property apportioned to the Vencor Common Shares as adjusted in accordance with this paragraph (c) and shall prepare an Officer's Certificate setting forth the Exchange Rate and the cash and other property apportioned to the Vencor Common Shares held by the Escrow Agent under the Escrow Agreement as so adjusted and showing in detail the facts upon which such calculation is based, and such certificate shall forthwith be filed with the Trustee and Escrow Agent and a notice stating that a transaction to which this paragraph (c) applies has occurred and setting forth the Exchange Rate and the cash and other property apportioned to the Vencor Common Shares, in accordance with this
      Section 11.5, shall as soon as practicable be mailed by or on behalf of the Company to the Holders at their last addresses as they shall appear upon the Security register maintained pursuant to Section 2.05.

            (d) If, at any time any Securities are outstanding, any distribution or grant is made to holders of any Vencor Common Shares held or required to be held by the Escrow Agent under the Escrow Agreement, of any nontransferable subscription rights, options, warrants or other similar nontransferable rights, securities or property, the Company shall elect to do any of the following: (i) to the extent permissible by the terms of said subscription rights, options, warrants or other similar nontransferable rights, securities or property, cause such rights, securities or property to be distributed pro rata by the Escrow Agent to the Holders pro rata based on the principal amount of the Securities held by such Holders of record of Securities shown on the Security register as of immediately after the close of business on the record date (or if there is no record date, the close of business on the effective date), for such distribution or grant, but subject to the provisions of Section 11.7 hereof, (ii) provide to the Escrow Agent the necessary funds and direct the Escrow Agent to exercise such options, warrants, or rights and to hold the securities or other property received upon such exercise for the benefit of Holders of Securities or (iii) direct the Escrow Agent to retain such options, warrants, or rights and to hold the securities or property for delivery to the Holders of Securities upon the exchange of such Securities. Any options, warrants, rights, securities or property retained pursuant to clause (iii) above and any securities or other property received by the Escrow Agent pursuant to clause (ii) above less any cash, property or securities as determined pursuant to the last three sentences of this paragraph (d) delivered to or sold or segregated for the benefit of the Company or any Permitted Transferee, shall be apportioned equally among the Vencor Common Shares for which outstanding Securities are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this paragraph (d) applies or, if there is no such record date, the effective date of such distribution or grant.
      Any Holder exchanging any Securities after such record date, or such effective date, as the case may be, shall be entitled to receive the Vencor Common Shares for which such Securities are exchangeable and the amount of cash, or any such options, warrants, rights, securities or property, so apportioned to such Vencor Common Shares, but subject to the provisions of the last three sentences of this paragraph and Section 11.7 hereof. Notwithstanding the foregoing, any such options, warrants or rights which may expire prior to the final maturity date of the Securities, may not be retained pursuant to clause (iii) of this paragraph
      (d) beyond the expiration date thereof, but must be distributed or exercised pursuant to clause (i) or (ii) of this paragraph (d). The Company shall be promptly repaid any amounts supplied by it pursuant to the foregoing clause (ii) of this paragraph (d). If the Company is entitled to any amount because it provided funds to pay for an exercise pursuant to clause (ii) of this paragraph (d), it shall receive such amount in cash held by the Escrow Agent, but if the amount of such cash held by the Escrow Agent shall be less than the amount due the Company, the Escrow Agent shall (i) as soon as reasonably practicable and to the extent legally permissible, sell in accordance with written instructions received from the Company such number of Vencor Common Shares or other property or securities held or required to be held by the Escrow Agent, as may be necessary to realize an amount of proceeds which, after payment of any taxes by the Company and the Escrow Agent on such sale (which shall be evidenced by an Opinion of Counsel and Officer's Certificate in the manner specified in Section 11.7 hereof), shall equal the amount of any such insufficiency, or (ii) if in the opinion of the Company such sale is not advisable or legally permissible, segregate for the benefit of the Company or deliver to the Company an amount of property or securities, held or required to be held by the Escrow Agent, having a Market Price, as determined by an Officer's Certificate, equal to the amount of such insufficiency. Following such sale, segregation or delivery, the Vencor Common Shares, cash and other property or securities, held by the Escrow Agent shall be proportionately adjusted as of immediately after the close of business on the record date for the distribution or grant to which this paragraph (d) applies or, if there is no record date, the effective date of such distribution or grant.

            (e) The Company shall be entitled to any net income or gain resulting from investments of cash made by the Escrow Agent pursuant to
      Section 6 of the Escrow Agreement, in accordance with the provisions thereof, and the Company shall reimburse or cause the reimbursement of the Escrow Agent for any losses realized in respect of such investments.

            (f) The Company and any Permitted Transferee shall each have the full and unqualified right and power to exercise any rights to vote, or to give consents to take any other action in respect of, its respective share of the Vencor Common Shares or any other security held in escrow under the Escrow Agreement at any time, and the Escrow Agent shall have no duty to exercise any such rights.

            (g) The Company (or any applicable Permitted Transferee) shall be entitled, out of the property held by the Escrow Agent, to such number of Vencor Common Shares and such amount of any cash (investments contemplated by this Section 11.05 being deemed for these purposes to be cash and to be valued at their outstanding principal balance) and other property as shall be in excess of the number of Vencor Common Shares and the amount of cash and other property apportioned thereto, all held by the Escrow Agent, which would be deliverable upon the exchange of all Securities then outstanding, and such excess shall be held by the Escrow Agent for the account of the Company and, subject to the limitations contained in the Escrow Agreement, released to the Company (or to any applicable Permitted Transferee) upon demand of the Company. With respect to releases of cash, the Escrow Agent shall release cash or such of the investment securities so held as the Company may designate.

            (h) Upon expiration of the right to surrender Securities for exchange and when all other obligations of the Company and any Permitted Transferee shall have been satisfied under the Escrow Agreement, all cash and investments and other property held by the Escrow Agent under the Escrow Agreement which are not required with respect to Securities previously surrendered for exchange will, subject to the limitations contained in the Escrow Agreement, be delivered by the Escrow Agent to the Company and any Permitted Transferee based upon their respective shares of the Vencor Common Shares.

SECTION 11.06.   NOTICE OF CERTAIN EVENTS.

            In case at any time:

            (a) Vencor shall declare a dividend (or any other distribution) on Vencor Common Stock; or

            (b) Vencor shall authorize the granting of subscription rights, options, warrants or other similar rights to holders of Vencor Common Stock; or

            (c) there shall occur any reclassification of Vencor Common Stock (other than a subdivision or combination of outstanding shares of

      Vencor Common Stock) or any consolidation or merger to which Vencor is a party and for which approval of any stockholders of Vencor is required, or the sale or transfer of all or substantially all of the assets of Vencor; or

            (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Vencor; then the Company shall cause to be filed at the office or agency maintained for the purpose of exchange of Securities pursuant to Section 2.03, and shall cause to be mailed to the Holders of Securities at their last addresses as they shall appear upon the Security register, as promptly as practicable after receipt of notice by the Company of any record date or other applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or grant of rights, or, if a record is not to be taken, the date as of which the holders of Vencor Common Stock of record to be entitled to such dividend, distribution or grant of rights is to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Vencor Common Stock shall be entitled to exchange their Vencor Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.07.   TRANSFER TAXES.

            The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Vencor Common Shares (or such other securities or property as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article 11) pursuant hereto; provided that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Vencor Common Shares (or such other securities or property as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this
Article 11) in a name other than that in which the Securities so exchanged were registered and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid; and, provided further, that the Company shall not be obligated to pay any withholding taxes payable by Securityholders due to the exchange of any Securities.

SECTION 11.08.   SHARES FREE AND CLEAR.

            The Company hereby warrants that, upon exchange of a Security pursuant to this Indenture, the Holder thereof shall receive legal and valid title to the Vencor Common Shares and any cash and other property apportioned thereto for which such Security is at such time exchangeable pursuant to this Indenture free and clear of any and all Liens. Except as provided in Section 11.07, the Company will discharge all Liens and pay all charges with respect to the delivery of Vencor Common Shares (or such other securities or property as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have changed into as provided in this Article 11).

SECTION 11.09.   CANCELLATION OF SECURITIES.

            All Securities delivered for exchange shall be delivered by the Escrow Agent to the Trustee for cancellation and the Trustee shall dispose of the same as provided in Section 2.11.

SECTION 11.10.   CONSOLIDATION, ETC., OF VENCOR.

            (a) In the case of any consolidation or merger of Vencor with or into any other corporation or of any sale or transfer of all or substantially all of the assets of Vencor or of any voluntary or involuntary dissolution, liquidation or winding up of Vencor, the Company shall execute and deliver to the Trustee a supplemental indenture satisfactory in form to the Trustee, and to the Escrow Agent a supplemental escrow agreement satisfactory in form to the Escrow Agent, providing that the holder of each Security then outstanding shall have the right thereafter to exchange such Security for (i) the kind and amount of securities and other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding up by a holder of the number of Vencor Common Shares for which such Security was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up had such holder of Vencor Common Shares failed to exercise any rights of election as to the kind or amount of securities or other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding up, and (ii) the kind and amount of securities (other than Vencor Common Shares) and other property or cash apportioned to the Vencor Common Shares for which such Security was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

            (b) The provisions of this Section 11.10 shall similarly apply to any successive consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.11.   CERTAIN TENDER OR EXCHANGE OFFERS FOR VENCOR COMMON STOCK.

            In the event that a tender offer or exchange offer for the Vencor Common Stock (or such other securities as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in this Article 11) is commenced by any person (including the issuer of such security) after the date on which the Securities may be redeemed at the option of the Company pursuant to Section 10.07, the Company has the right to redeem, in each case, in accordance with this Section 11.11 at the optional redemption prices set forth in the form of Security hereinabove recited, together with accrued interest to the date fixed for redemption, all or any part of the Securities so long as (i) the Trustee shall have received notice of such redemption from the Company not later than two days after the date of commencement of such tender or exchange offer; provided that if the second such day is not a Business Day, the Trustee shall have received such notice not later than the next succeeding Business Day, (ii) any notice of redemption (substantially in the form of Exhibit A attached hereto) shall be mailed to the Holders of Securities called for redemption not later than ten days after the date of commencement of such tender or exchange offer as determined by Company and (iii) such tender or exchange offer shall not have been terminated by the date that such notice is mailed. If notice of redemption is given in accordance with the preceding sentence, the Company shall thereafter have the right to instruct the Escrow Agent to tender, for its own account or for the account of a Permitted Transferee, Vencor Common Shares (or such other securities, as aforesaid) pursuant to such tender or exchange offer, provided the number of Vencor Common Shares (or such other securities, as aforesaid) so tendered does not include the number of such Vencor Common Shares (or such other securities, as aforesaid) which would be deliverable upon exchange of the aggregate principal amount of the outstanding Securities after giving effect to such redemption in accordance with this Section 11.11. In addition to the information called for by Section 10.03, any notice of redemption given pursuant to this Section 11.11 shall state whether or not the Company by the date of such notice has decided to cause Vencor Common Shares (or such other securities, as aforesaid) held in escrow to be tendered pursuant to such tender or exchange offer and, if tendered, that such Vencor Common Shares (or such other securities, as aforesaid) may be sold, to the extent purchased, to the offeror in accordance with such tender or exchange offer except to the extent that the Holders of Securities called for redemption duly surrender their Securities to the Escrow Agent in exchange for Vencor Common Shares (or such other securities, as aforesaid) by not later than the close of business on the last Business Day preceding the fifteenth day (which date shall be specified) after the date such notice is mailed or to the extent that the Company otherwise determines to withdraw the shares so tendered. The Company shall cause to be withdrawn from the tender or exchange offer, or otherwise to be delivered to the Escrow Agent, a number of Vencor Common Shares (or such other securities, as aforesaid) at least equal to the number of Vencor Common Shares (or such other securities, as aforesaid) deliverable in exchange for Securities which are called for redemption pursuant to this Section 11.11 and are duly surrendered for exchange for Vencor Common Shares (or such other securities, as aforesaid) by not later than the close of business on such last Business Day preceding the fifteenth day in order to permit such Securities so to be exchanged. The proceeds of the sale of Vencor Common Shares (or such other securities, as aforesaid) sold pursuant to the tender or exchange offer and any shares tendered which are returned to the Company or the Escrow Agent following the expiration or termination of such tender or exchange offer, or which are withdrawn, which are no longer deliverable in exchange for Securities called for redemption pursuant to this Section 11.11, shall be the property of the Company and not subject to the Escrow Agreement.

SECTION 11.12.   OBLIGATIONS OF TRUSTEE AND ESCROW AGENT.

            Subject to the provisions of Section 6.01, neither the Trustee nor the Escrow Agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture, in making the same. Neither the Trustee nor the Escrow Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Vencor Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Security; and neither the Trustee nor the Escrow Agent makes any representation with respect thereto. Neither the Trustee nor the Escrow Agent shall be responsible for any failure of the Company to transfer or deliver any Vencor Common Shares or stock certificates or other securities or property to the Escrow Agent as provided herein or, subject to the provisions of Section 6.01 and the express obligations assumed under the Escrow Agreement, to comply with any of the covenants of the Company contained in this Article 11.

SECTION 11.13. CASH EQUIVALENT.

            Notwithstanding any other provisions in this Article 11, in lieu of delivering certificates representing Vencor Common Shares in exchange for Securities surrendered in accordance with Section 11.02, the Escrow Agent shall, if so directed by the Company, pay to the Holder surrendering such Securities an amount in cash equal to the value of Vencor Common Shares for which such Securities are exchangeable (based on the Market Price on the date of receipt by the Escrow Agent of the notice of exchange delivered by such

Holder pursuant to Section 11.02), plus any cash and other property theretofore apportioned to such Vencor Common Shares in accordance with Section 11.05. Prior to so directing the Escrow Agent to make any such cash payment, the Company shall deposit with the Escrow Agent the cash so payable.

SECTION 11.14.   REGISTRATION OF VENCOR COMMON SHARES.

            The Company hereby covenants that at any time that a Holder of Securities exchanges such Securities for certificates representing Vencor Common Shares and an effective registration statement of Vencor filed with the Commission (or related qualification under state blue sky or securities law) would be required in order for the Escrow Agent to deliver such Vencor Common Shares in the United States or to a United States Person, the Company will use its reasonable best efforts to ensure that an effective registration statement of Vencor is on file with the Commission covering the delivery of such Vencor Common Shares and any qualification under state blue sky or securities laws required for such delivery is maintained. If such registration statement is not effective or such qualification is not maintained, the Company shall direct the Escrow Agent to pay such Holder cash, in lieu of delivering such Vencor Common Shares in accordance with the provisions of Section 11.13.


                                  ARTICLE 12
                                SUBORDINATION

SECTION 12.01.   AGREEMENT TO SUBORDINATE.

            The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior and Senior Subordinated Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or Guaranteed), and that the subordination is for the benefit of the holders of Senior and Senior Subordinated Debt.

SECTION 12.02.   CERTAIN DEFINITIONS.

            "Designated Senior and Senior Subordinated Debt" means (i) so long as any Obligations are outstanding under the Credit Facility, such Obligations and (ii) thereafter, any other Senior and Senior Subordinated Debt permitted hereunder the principal amount of which is $100.0 million or more and that has been designated by the Company as "Designated Senior and Senior Subordinated Debt".

            "Representative" means the indenture trustee or other trustee, agent or representative for any Senior and Senior Subordinated Debt.

            "Senior and Senior Subordinated Debt" means any Indebtedness of the Company unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior and Senior Subordinated Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates or (y) any trade payables .

            A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 12.03.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

            Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, holders of Senior and Senior Subordinated Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior and Senior Subordinated Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior and Senior Subordinated Debt, whether or not allowed or allowable as a claim in such proceeding) before the Holders will be entitled to receive any payment with respect to the Securities and until all Obligations with respect to Senior and Senior Subordinated Debt are paid in full, any distribution to which the Holders would be entitled shall be made to the holders of Senior and Senior Subordinated Debt (except that Holders may receive securities that (i) are subordinated to at least the same extent as the Securities to Senior and Senior Subordinated Debt and any securities issued in exchange for Senior and Senior Subordinated Debt, (ii) are unsecured (except to the extent the Securities are secured), (iii) are not Guaranteed by any Subsidiary of the Company (except to the extent the Securities are so Guaranteed), and (iv) have a Weighted Average Life to Maturity and final maturity that are not shorter than the Weighted Average Life to Maturity of the Securities or any securities issued to Holders of Senior and Senior Subordinated Debt under the Credit Facility pursuant to a plan of reorganization or readjustment.

SECTION 12.04.   DEFAULT ON DESIGNATED SENIOR AND SENIOR SUBORDINATED DEBT.

            The Company may not make any payment upon or in respect of the Securities (except in securities that are subordinated to at least the same extent as the Securities to Senior and Senior Subordinated Debt and any securities issued in exchange for Senior and Senior Subordinated Debt if:

            (i) a default in the payment of the principal of, premium, if any or interest on Designated Senior and Senior Subordinated Debt occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Designated Senior and Senior Subordinated Debt; or

            (ii) any other default occurs and is continuing with respect to Designated Senior and Senior Subordinated Debt that permits holders of the Designated Senior and Senior Subordinated Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice"), for so long as any Obligations are outstanding under the Credit Facility, from the Representative thereunder and, thereafter, from the holders or Representative of any Designated Senior and Senior Subordinated Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 12.04. No nonpayment default that existed or was continuing on the date of delivery of any such notice to the Trustee shall be, or be made, the basis for a subsequent notice.

            The Company may and shall resume payments on the Securities:

            (1) in the case of a payment default, upon the date which the default is cured or waived, and

            (2) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior and Senior Subordinated Debt has been accelerated.

SECTION 12.05.   ACCELERATION OF SECURITIES.

            If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior and Senior Subordinated Debt of the acceleration.

SECTION 12.06.   WHEN DISTRIBUTION MUST BE PAID OVER.

            In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 12.04 hereof, such payment shall be held by the Trustee or such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior and Senior Subordinated Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior and Senior Subordinated Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior and Senior Subordinated Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior and Senior Subordinated Debt.

            With respect to the holders of Senior and Senior Subordinated Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior and Senior Subordinated Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior and Senior Subordinated Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior and Senior Subordinated Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.07.   NOTICE BY COMPANY.

            The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior and Senior Subordinated Debt as provided in this Article.

SECTION 12.08.   SUBROGATION.

            After all Senior and Senior Subordinated Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior and Senior Subordinated Debt to receive distributions applicable to Senior and Senior Subordinated Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of Senior and Senior Subordinated Debt. A distribution made under this Article to holders of Senior and Senior Subordinated Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 12.09.   RELATIVE RIGHTS.

            This Article defines the relative rights of Holders and holders of Senior and Senior Subordinated Debt. Nothing in this Indenture shall:

            (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

            (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior and Senior Subordinated Debt; or

            (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior and Senior Subordinated Debt to receive distributions and payments otherwise payable to Holders.

            If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 12.10.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

            No right of any holder of Senior and Senior Subordinated Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 12.11.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

            Whenever a distribution is to be made or a notice given to holders of Senior and Senior Subordinated Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior and Senior Subordinated Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.12.   RIGHTS OF TRUSTEE AND PAYING AGENT.

            Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 12. Only the Company or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.07 hereof.

            The Trustee in its individual or any other capacity may hold Senior and Senior Subordinated Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.13.   AUTHORIZATION TO EFFECT SUBORDINATION.

            Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 12.14.   AMENDMENTS.

            The provisions of this Article 12 shall not be amended or modified without the written consent of the holders of all Senior and Senior Subordinated Debt.

                               SIGNATURES



Dated as of _______________      TENET HEALTHCARE CORPORATION



                                 By:
                                    ----------------------------------
                                 Name:
                                 Title:
Attest:



___________________________      (SEAL)



Dated as of _______________      THE BANK OF NEW YORK, as
                                   Trustee



                                 By:
                                    ----------------------------------
                                 Name:
                                 Title:


Attest:


___________________________      (SEAL)

                                                                     EXHIBIT A
                              (Face of Security)

                      ___% Exchangeable Subordinated Note
                             due __________, 2007
CUSIP:
No.                                                      $____________

                         TENET HEALTHCARE CORPORATION

promises to pay to
_________________________________________________________________________

or its registered assigns, the principal sum of ________________________________

Dollars on __________, 2007.


Interest Payment Dates:  _______ and __________, commencing __________, 1996


Record Dates:  ______ and __________ (whether or not a Business Day).


TENET HEALTHCARE CORPORATION

By: _________________________

Dated:  __________, 1995


(SEAL)

Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:


The Bank of New York, as Trustee

By: ___________________________
      Authorized Signatory

                        (Back of Security)

               ____% EXCHANGEABLE SUBORDINATED NOTE
                       due __________, 2007

            Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

            1. INTEREST. Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

            The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of ____%. The Company shall pay interest semiannually in arrears on _______ and __________ of each year, commencing __________, 1996 to Holders of record on the immediately preceding _______ and
__________, respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE").

            Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

            2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities the Holders of which have given wire transfer instructions, on or before the relevant record date, to the Paying Agent shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

            3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Securities under an Indenture, dated as of __________, 1995 (the "INDENTURE"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured general obligations of the Company. The Securities are limited to $___________ in aggregate principal amount.

            5.  OPTIONAL REDEMPTION.  On or after ___________, 1997, the
Company may redeem all or any portion of the Securities at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date); provided, however, that the Securities are redeemable prior to _______________, 1998 only if, for a period of twenty consecutive trading days, the last reported sale price for Vencor Common Shares shall have exceed 150% of the Market Price then in effect.

            The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12-month period beginning ______________ of the following years:



        YEAR                      PERCENTAGE
        ----                      ----------

        1997....................... _____%
        1998....................... _____%
        1999....................... _____%
        2000....................... _____%
        2001....................... _____%
        2002 and thereafter........ _____%

            6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to
Section 3.07 of the Indenture (as described in paragraph 6 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

            7.  REPURCHASE AT OPTION OF HOLDER.  If there is a Change of
Control Triggering Event, the Company shall offer to repurchase on the Change of Control Payment Date all outstanding Securities at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

            8. SUBORDINATION. The Securities are subordinated to Senior and Subordinated Debt (as defined in the Indenture), which includes any Indebtedness of the Company that is not expressly pari passu with or subordinated to the Securities and all Obligations (as defined in the Indenture) of the Company with respect thereto. To the extent provided in the Indenture, Senior and Subordinated Debt must be paid, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior and Subordinated Debt, before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

            9. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities may be redeemed in pat but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

            10. EXCHANGE RIGHTS. Subject to the provisions of the Indenture, the holder of this Security has the right, at his option, at any time or from time to time on or after September 28, 1997 until and including, but not after the close of business on, the date of final maturity of this Security (except that, in case this Security or a portion hereof shall be called for redemption and the Company shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Security or such portion hereof at the close of business on the last business day preceding the date fixed for redemption or, in case this Security or a portion hereof shall be called for redemption in accordance with Section 11.11 of the Indenture and the Company shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Security or such portion hereof at the close of business on the last business day preceding the fifteenth day after the mailing of the notice of redemption), to exchange the principal of this Security, or any portion thereof which is $1,000 or a multiple of $1,000, into fully paid and non-assessable Vencor Common Shares, as said shares shall be constituted at the date of exchange (or such other securities or property or cash as shall be added to such Vencor Common Shares or as such Vencor Common Shares shall have been changed into as provided in the Indenture), at the Exchange Rate of ____________ Vencor Common Shares (or such other securities, property or cash) for each $1,000 principal amount of the Securities (the "Exchange Rate") or at the adjusted Exchange Rate in effect at the date of exchange if an adjustment has been made, determined as provided in the Indenture, upon surrender of this Security to the Company at the office or agency of the Company maintained for the purpose in the Borough of Manhattan, The City of New York, together with a fully executed notice substantially in the form entitled "Exchange Notice" appearing below that the holder elects so to exchange this Security (or any portion hereof which is an integral multiple of $1,000); provided that the Company may, in lieu of delivering Vencor Common Shares in exchange for this Security, elect to pay the holder hereof an amount in cash equal to the Market Price (as of the date of receipt at such office or agency of such notice of exchange) as defined in the Indenture of such Vencor Common Shares into which this Security (or any portion hereof which is an integral multiple of $1,000 which the holder elects to exchange) is exchangeable, plus any securities, property or cash theretofore apportioned to such Vencor Common Shares, subject to certain conditions as more fully described in the Indenture. Except as expressly provided in the Indenture, no payment or adjustment shall be made on account of interest accrued on this Security (or portion thereof) so exchanged or on account of any dividend or distribution on any such shares of common stock of Vencor Power Company issued upon exchange. If so required by the Company or the Trustee, this Security, upon surrender for exchange as aforesaid, shall be duly endorsed by, or be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by, the holder or by his duly authorized attorney. The Exchange Rate from time to time in effect is subject to adjustment as provided in the Indenture. No fractional interest in Vencor Common Shares (or other securities) will be issued on exchange, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

            11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities between a record date and the corresponding Interest Payment Date.

            12. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

            13. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities) and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

            Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder of Securities): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) make any change regarding the exchange rights set forth in Article 11 of the Indenture other than to increase the Exchange Rate, (v) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (vi) make any Security payable in money other than that stated in the Securities, (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities or (viii) make any change in the foregoing amendment and waiver provisions.

            Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission (the "COMMISSION") in order to effect or maintain the qualification of the Indenture under the TIA.

            14. DEFAULTS AND REMEDIES. Events of Default under the Indenture include: (i) a default for 30 days in the payment when due of interest on the Securities; (ii) a default in payment when due of the principal of or premium, if any, on the Securities, at maturity or otherwise; (iii) a failure by the Company to comply with the provisions described under the covenant "Change of Control;" (iv) a failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Securities; (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee exists on the date of the Indenture, or is created after the date of the Indenture, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million entered by a court or courts or competent jurisdiction against the Company or any of its Significant Subsidiaries if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry;
(vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) a failure by the Company to make any exchange of Vencor Common Shares for any Security in accordance with the terms of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately (plus, in the case of an Event of Default that is the result of willful actions (or inactions) by or on behalf of the Company intended to avoid prohibitions on redemptions of the Securities contained in the Indenture or the Securities, an amount of premium applicable pursuant to the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

            The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities.

            The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

            15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to enter into certain mergers and consolidations.

            16. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            17. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            18. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

            Tenet Healthcare Corporation
            2700 Colorado Avenue
            Santa Monica, California  90404
            Attention:  Treasurer

                          ASSIGNMENT FORM


      To assign this Security, fill in the form below: For value received (i) or (we) hereby sell, assign and transfer this Security to

______________________________________________________________________________
           (Insert assignee's soc. sec. or tax I.D. no.)
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
       (Print or type assignee's name, address and zip code)

and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.

______________________________________________________________________________

Date:  ______________

                                    Your Signature:___________________________
                                    (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*



__________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                OPTION OF HOLDER TO ELECT PURCHASE


      If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 3.07 of the Indenture, check the following box:

                             / / Section 3.07
                                (Change of Control)

      If you want to have only part of the Security purchased by the Company pursuant to Section 3.07 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:____________


                                    Your Signature:___________________________
                                    (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*



__________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                     [FORM OF EXCHANGE NOTICE]

            To:  TENET HEALTHCARE CORPORATION

            The undersigned registered owner of this Security hereby: (i) irrevocably exercises the option to exchange this Security, or the portion hereof below designated, for shares of common stock ($.25 par value per share) of Vencor, Inc. or other securities, other property or cash in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares, other securities, other property or cash deliverable upon the exchange, together with any check in payment for fractional shares, and any Security representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or other securities are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                              Principal Amount to be
                                Exchanged:  (if less than all)

                              $_______________________________

Dated __________              ________________________________
                                     Signature

Notice: The signature to this Exchange Notice must correspond with the name as it appears upon the face of the written Security in every particular, without alteration, or enlargement or any change whatsoever.

Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                                    ___________________________
                                    Social Security or Other
                                    Taxpayer Identifying Number

______________________________
            (Name)

______________________________
      (Street Address)

______________________________
  (City, State and Zip Code)
  (Please print name and
  address)